UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2013

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

(Exact name of registrant as specified in its charter)

Commission File Number: 0-49629

DE	33-0933072
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

25242 Arctic Ocean Drive, Lake Forest, CA

92614 (Address of principal executive offices, including

zip code)

949-399-4500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 24, 2013, Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) entered into a Securities Purchase Agreement with certain “accredited investors” (each, an “Investor” and collectively, the “Investors”), as such term is defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “Securities Act”), for the sale and purchase of $1,800,000 of unsecured 0% nonconvertible promissory notes (the “Bridge Notes”) and warrants (the “Investor Warrants”) to purchase shares of the Company’s common stock (the “Private Placement”). The Bridge Notes include a $300,000 original issue discount; provided, however, if the Bridge Notes are repaid in full on or before July 1, 2013, then the total principal amount due under the Bridge Notes is reduced to $1,625,000, which, as a result, would lower the original issue discount to $125,000. At closing, the Company received gross proceeds of $1,500,000. The proceeds from the Private Placement will be used for general working capital purposes. The foregoing description of the Securities Purchase Agreement is qualified by reference to the complete terms of such agreement, the form of which is included herewith as Exhibit 10.1 and incorporated herein by reference. The Securities Purchase Agreement incorporates by reference certain terms and provisions of the PipeFund Services Organization Standard Transaction Documents labeled GTC 8-11 (“General Terms and Conditions”), which terms and conditions are incorporated herein by reference and included herewith as Exhibit 10.2.

The Bridge Notes are unsecured obligations of the Company. Except for the original issue discount, the Bridge Notes do not carry interest unless and until there is an Event of Default, in which case the outstanding balance would carry interest at 18% per annum. The Bridge Notes call for monthly amortization payments of $150,000 due and payable on the first business day of each month commencing on March 1, 2013. The Bridge Notes mature on December 31, 2013 (the “Maturity Date”); provided, however, in the event the Company does not (i) raise net proceeds of at least $3.0 million from one or more non-dilutive financings or other capital raising transactions by April 30, 2013 and (ii) obtain at least a six month extension of the maturity date from holders of at least 75% of the principal amount of bridge notes issued by the Company in June and July of 2012 that are scheduled to begin maturing in September 2013, then the Maturity Date shall be changed to September 1, 2013. The Company can prepay the Bridge Notes, in whole or in part, at any time without penalty and, if the Company repays the Bridge Notes in full on or before July 1, 2013, then the amount of the original issue discount is reduced to $125,000. Upon the occurrence of an Event of Default, the Investor has the right to demand repayment of all or part of the Bridge Note and, if the Company fails to repay the amount so demanded within 30 days, then the Company must pay a 20% premium. The Bridge Notes contain customary Events of Default and require mandatory repayment in the event of a Change in Control of the Company. The foregoing description of the Bridge Notes is qualified by reference to the complete terms of such Bridge Notes, the form of which is included herewith as Exhibit 10.3 and incorporated herein by reference. The Bridge Notes incorporate by reference certain terms and provisions of the PipeFund Services Organization Standard Transaction Documents labeled CN 8-11, which are included herewith as Exhibit 10.4 and incorporated herein by reference.

Each Investor received an Investor Warrant entitling the Investor to purchase shares of the Company’s common stock equal in number to 100% of the purchase price for such Investor’s Bridge Note divided by $1.00. The aggregate number of shares underlying the Investor Warrants is 1,500,000. Each Investor Warrant has a term of 5.5 years, cannot be exercised for a period of six months following the date of issuance and entitles the Investor to purchase one share of the Company’s common stock at an initial exercise price of $1.00 per share (the “Initial Exercise Price”), subject to customary anti-dilution adjustments. If the Bridge Notes have not been repaid in full by July 2, 2013, then a full-ratchet anti-dilution provision (price only) applies for the remaining term of the Investor Warrant, subject, however, to a floor price of $0.71 (the “Floor Price”). If the Bridge Notes are repaid in full before July 2, 2013 and on the date of such repayment the closing price for a share of the Company’s common stock is less than the Initial Exercise Price, then the exercise price will be adjusted to the greater of (i) the Floor Price and (ii) $0.01 above the consolidated closing bid price on the date the Bridge Notes are repaid in full. The Investor Warrants permit a cashless exercise if at the time of exercise the underlying shares are not covered by an effective registration statement. The foregoing description of the Investor Warrants is qualified by reference to the complete terms of such Investor Warrants, the form of which is included herewith as Exhibit 10.5 and incorporated herein by reference. The Investor Warrants incorporate by reference certain terms and provisions of the PipeFund Services Organization Standard Transaction Documents labeled WAR 8-11, which are included herewith as Exhibit 10.6 and incorporated herein by reference.

In the event that the Bridge Notes are not repaid in full prior to July 2, 2013, then each Investor shall receive an additional warrant (collectively, the “Additional Investor Warrants”) entitling such Investor to purchase shares of the Company’s common stock equal in number to one-third of the number of shares underlying the Investor Warrant issued to such Investor. If the Additional Investor Warrants are issued, the maximum number of shares underlying the Additional Investor Warrants would be 500,000. The Additional Investor Warrants would have terms substantially the same as the Investor Warrant, except that the initial exercise price would be the greater of (i) the Floor Price and (ii) $0.01 above the consolidated closing bid price for a share of the Company’s common stock on July 1, 2013, subject to customary anti-dilution adjustments. The Additional Investor Warrants would also have a full-ratchet anti-dilution provision (price only), provided that, the exercise price cannot be reduced below the Floor Price.

The Company paid its placement agent, Ascendiant Capital Markets, LLC (the “Placement Agent”), a cash fee of $112,500 and issued the Placement Agent a warrant to purchase 45,000 shares of the Company’s common stock (the “Placement Agent Warrant”), with terms substantially the same as the Investor Warrant described above, in consideration for the Placement Agent’s services in connection with the Private Placement.

The Investors and Placement Agent have piggyback registration rights with respect to the shares of common stock underlying the Investor Warrants, Additional Investor Warrants and Placement Agent Warrant. The piggyback registration rights are described in Section 6.4 of the General Terms and Conditions.

The Bridge Notes, Investor Warrants, the Additional Investor Warrants (if issued) and Placement Agent Warrant and shares of common stock issuable upon exercise of such warrants (collectively, the “Securities”) have not and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act or any applicable state securities laws.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures made in Item 1.01, which are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

See the disclosures made in Item 1.01, which are incorporated herein by reference. The Company’s securities were issued to accredited investors in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D. The transaction did not involve a public offering, the sale of the securities was made without general solicitation or advertising, there was no underwriter, and no underwriting commissions were paid.

Item 9.01.	Financial Statements and Exhibits

Exhibit 10.1	Form of Securities Purchase Agreement, dated January 24, 2013.
Exhibit 10.2	PipeFund General Terms and Conditions
Exhibit 10.3	Form of Bridge Note
Exhibit 10.4	PipeFund Standard Note Terms
Exhibit 10.5	Form of Investor Warrant
Exhibit 10.6	PipeFund Standard Warrant Terms

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Date: January 25, 2013	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Securities Purchase Agreement, dated January 24, 2013.

Exhibit 10.2	PipeFund General Terms and Conditions

Exhibit 10.3	Form of Bridge Note

Exhibit 10.4	PipeFund Standard Note Terms

Exhibit 10.5	Form of Investor Warrant

Exhibit 10.6	PipeFund Standard Warrant Terms